U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                                 Date of Report
                        (Date of earliest event reported):


                                January 28, 2002

                                Toys "R" Us, Inc.
             (Exact name of registrant as specified in its Charter)



  Delaware                            1-11609                22-3260693
 (State or other jurisdiction      (Commission              (IRS Employer
  of incorporation)                 File Number)             Identification No.)


  461 From Road, Paramus, New Jersey                                    07652
  ----------------------------------------------------------------------------
 (Address of principal executive offices)                             (Zip Code)


       Registrant's telephone number, including area code: (201) 262-7800















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Item 9.           Regulation FD Disclosure

This report relates to certain announcements made by the Registrant in the following Press Release, dated January 28, 2002:

FROM:  Ursula H. Moran (201) 802-5444            Louis Lipschitz (201) 802-5548
       Investor Relations                        Chief Financial Officer


FOR:   Toys "R" Us, Inc.                        Rebecca Caruso (201) 599-8090
       (NYSE:  TOY)                             Media Relations
                                                FOR IMMEDIATE RELEASE


   TOYS "R" US ANNOUNCES RESTRUCTURING -- $126 MILLION IN AFTER-TAX
                CHARGES TO BE TAKEN IN FOURTH QUARTER 2001


PARAMUS, NEW JERSEY, JANUARY 28, 2002 -- Toys "R" Us, Inc. today announced a series of steps designed to enhance its future cash flow and operating earnings. The company plans to close 37 Kids "R" Us stores and 27 non-Mission Possible format Toys "R" Us stores, eliminate 1,900 store and headquarters positions, and consolidate its store support center facilities as part of its continuing strategic efforts to enhance profitability and concentrate its financial resources on those formats and stores that are most productive. These actions are expected to increase free cash flow in 2002 and beyond and to yield improvements to pre-tax earnings of approximately $25 million in 2002, and approximately $45 million annually beginning in 2003. Payroll savings associated with changes in support functions will account for $30 million of the $45 million.

In conjunction with these actions the company estimates it will incur restructuring and other charges totaling $237 million pre-tax. Of this, $79 million is associated with facilities consolidation, severance, and other actions designed to improve efficiency in its support functions. The costs associated with store closings are $73 million for Kids "R" Us and $85 million for Toys "R" Us, of which $27 million will be recorded in cost of goods sold. The company also intends to reverse $24 million of previously accrued charges that, after final evaluation, have been deemed no longer needed. Accordingly, based on these actions, the company intends to record $213 million of pre-tax ($126 million after-tax) restructuring and other charges in the fourth quarter of its fiscal year ending February 2, 2002.

Focusing on Most Productive Formats and Stores

John Eyler, Chairman and Chief Executive Officer, stated, "We have been very pleased with the performance of our remodeled Mission Possible store format in the Toys "R" Us division. Currently we have 433 stores in this format. These renovated stores maintained their positive sales gap over our unrenovated stores during the holiday selling season.

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We were  pleased that during the five weeks of December,  12 of our top 20 metro markets, which includes New York/New Jersey and Boston, aggregated double-digit sales increases. The entire group of approximately 270 stores remodeled in 2001 achieved a 9% sales increase in the same period. As part of our Mission Possible program we have conducted a detailed assessment of every store in our U.S. toy store division," commented Mr. Eyler. "The 27 toy stores slated for closure are stores that were cash-flow positive, but were not meeting our return objectives. Approximately 10 of these stores are relocation candidates. In our judgment, the investment of significant capital to renovate these stores to the Mission
Possible  format  would  not  be  prudent.   Rather,  we  will  concentrate  our
investments on those stores judged most likely to produce superior returns."

"As we have discussed previously, our nine renovated Kids "R" Us prototype stores are delivering double-digit year over year sales growth. The consumer response to these stores has been overwhelmingly favorable. Our Toys "R" Us/Kids "R" Us combo stores are also performing very well. We are convinced that the new prototypes and combo stores represent the optimal strategic choices for the Kids "R" Us division. Consequently, we have made a decision to close 37 stores in the Kids "R" Us division. In almost all of these locations the nearest Toys "R" Us store will be converted to a combo store in tandem with the Kids "R" Us store closing.

Toys "R" Us currently operates 273 combo stores. By the end of 2002 the company plans to have approximately 375 combo stores. In 2002, 30 additional Kids "R" Us stores will be renovated to the new Kids "R" Us prototype. "The strong sales performance and improved profitability of these new formats underscored our decision to close those stores that are performing at levels below our financial objectives," Mr. Eyler continued. "The closing of these stores will improve our return on assets going forward."

Improving Efficiency of Corporate Functions

"As part of our ongoing effort to improve the effectiveness and efficiency of our corporation we will implement a shared services model across a variety of corporate support functions. Merchandising, store operations and marketing activities will continue to be performed by the separate divisions, however, the majority of administrative and financial functions will be shared. The consolidation of five separate facilities in New Jersey to our new store support facility in Wayne, New Jersey is an important step in the implementation of this shared services model," noted Mr. Eyler. The five New Jersey facilities include two locations in Montvale, and one facility each in Paramus, East Hanover, and Ft. Lee. The company's move to Wayne will begin in the summer of 2002 and is expected to be completed by summer 2003.

Occupancy costs in the new facility in Wayne are expected to be comparable to current occupancy costs. However, the facilities consolidation and implementation of the shared services model are expected to result in the annual payroll savings of $30 million referred to above.

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"It will be far more efficient and productive for a $11 billion company like ours to be housed in one major facility rather than to be spread among multiple locations. We are confident that our move to a shared services model will improve both the quality and the speed of our business decision making. In addition, the shared services model also provides a framework more conducive to supporting growth of new business concepts," said Mr. Eyler.

Toys "R" Us, the world's leading resource for kids, families and fun currently operates 1,609 stores: 703 toy stores in the United States; 510 international toy stores, including franchise stores; 184 Kids "R" Us children's clothing stores; 163 Babies "R" Us stores and 49 Imaginarium stores. Toysrus.com sells merchandise through its Internet sites at www.toysrus.com, www.babiesrus.com and www.imaginarium.com.

This press release contains certain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Such statements should be considered as subject to risks and uncertainties that exist in the company's operations and business environment that could render actual outcomes and results materially different than predicted. Factors that could constitute risks are set forth in documents filed by the company with the Securities and Exchange Commission.

CONFERENCE CALL/WEBCAST INFORMATION:
Toys "R" Us will hold a conference call beginning at 9AM Eastern Standard Time today to discuss these initiatives. It will include remarks from Mr. Eyler as well as a question and answer session. A replay of the call will be available beginning at 11AM today through 6PM on January 30th. The access number for the replay is 800-633-8284 and the access code is 20288673. The live call will also be accessible via webcast on the Vcall website - www.vcall.com -- and on the Toys "R" Us site -- www.toysrus.com (go to "About Toys "R" Us and then "Investor Relations"). Please go to the website approximately 15 minutes before the call to register, download and install any necessary audio software. A replay of the webcast will be available beginning approximately one hour after the call on the Vcall website through February 28, 2002.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 28, 2002



                                        By:  /s/ Louis Lipschitz



                                        Name:    Louis Lipschitz
                                        Title:   Executive Vice President and
                                                 Chief Financial Officer



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